Exhibit 99.1

Harte Hanks Generates $0.52 in EPS for Third Quarter of 2021

Revenue increases 4%, net income of $4.4 million

AUSTIN, Texas, Nov. 11, 2021 /PRNewswire/ -- Harte Hanks, Inc. (OTCQX: HRTH), a global customer experience company, today announced financial results for the third quarter ended September 30, 2021.

Third Quarter Operational and Financial Highlights

●	Revenues improved by 4% to $49.6 million, compared to $47.7 million in the same period last year.
●	$0.52 diluted EPS for Third Quarter of 2021 vs. ($0.27) for Third Quarter of 2020.
●	Operating income of $4.2 million, compared to operating income of $0.8 million in the same period last year.
●	Net income of $4.4 million, compared to net loss of ($1.6) million in the same period last year.
●	EBITDA improved to $4.8 million compared to $1.5 million in the same period last year.1

The third quarter results by segment were as follows:

1)    Customer Care, $19.8 million in revenue, 40% of total - Revenue increased by $1.8 million from the previous year quarter and year-over-year EBITDA improved to $4.0 million from $3.0 million. Customer Care continued to experience strong revenue tailwinds from COVID-related project work. New business wins for the quarter included a healthcare insurance provider to deliver year-round customer care services. The customer chose Harte Hanks based on our extensive experience with supporting annual enrollment and our consistent ability to exceed Centers for Medicare & Medicaid Services delivery standards.

2)    Fulfillment & Logistics, $15.1 million in revenue, 30% of total - Revenue increased by $0.5 million compared to the previous year quarter and year-over-year EBITDA improved to $1.7 million from $0.3 million. New business wins for the quarter included an international financing company making its U.S. debut. Harte Hanks will fulfill point-of-purchase displays, printed sales materials, new customer welcome kits, and trade show equipment.

3)    Marketing Services, $14.7 million revenue, 30% of total - Revenue decreased by $0.5 million compared to the previous year quarter and year-over-year EBITDA improved to $2.8 million from $1.2 million. New business wins for the quarter included a leading health insurance provider. The customer selected Harte Hanks to provide strategy, analytics, and creative services to accelerate membership growth.

Harte Hanks CEO, Brian Linscott, commented: "The new and refocused Harte Hanks delivered revenue growth and improved performance in each of our business segments with a $6.0 million positive swing in net income. Today, Harte Hanks is strategically well-positioned, offering compelling value to a growing roster of top-tier customers designed to enable sustained profitability.  We remain focused on executing margin improvement initiatives across all segments. Looking into next year, we anticipate positive net income for the full year."

Third Quarter 2021 Results

Third quarter revenues were $49.6 million, up from $47.7 million a year ago and up sequentially from $0.3 million in the second quarter of 2021. Continued growth in our Customer Care segment led our third quarter performance.

Third quarter operating income was $4.2 million, compared to $0.8 million in the third quarter of 2020. The improvement resulted from the Company's revenue increases and cost reduction efforts, including an 8% reduction in production and distribution expense as well as a 34% reduction in restructuring expense.

Third quarter Adjusted Operating Income2 was $5.5 million, compared to $2.5 million in the third quarter of 2020. The improvement in Adjusted Operating Income reflects improved revenue and continued cost-cutting actions. Income attributable to common stockholders for the third quarter was $3.7 million, or $0.54 and $0.52 per basic and diluted share, respectively.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results today at 4:30 p.m. EST. To access the live call, please dial (888) 506-0059 (toll free) or (973) 528-0048 and, if requested, reference conference ID 663451. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website https://investors.hartehanks.com/.

Following the conclusion of the live call, a telephonic replay will be available for 72 hours by dialing (877) 481-4010 or (919) 882-2331 and using the replay passcode 43515. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks (OTCMKTS: HRTH) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract, and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world's premier brands including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony, and IBM among others.  Harte Hanks has over 2,500 employees in offices across the Americas, Europe and Asia Pacific.

For more information visit hartehanks.com

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain "forward-looking statements" within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "seeks," "could," "intends," or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus and new variants thereof, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending,  (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 which was filed on March 24, 2021. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company's performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure "Adjusted Operating Income (Loss)" as a measure useful to both management and investors in their analysis of the Company's financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company also presents the non-GAAP financial measure "Adjusted EBITDA" as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines "Adjusted EBITDA" as earnings before interest expense net, income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company's financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors' ability to evaluate the operational strength of the Company's business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company's measure of segment profitability. For additional information please see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

As used herein, "Harte Hanks" or "the Company" refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks' logo and name are trademarks of Harte Hanks.

Investor Relations Contact:

Rob Fink
FNK IR
HRTH@fnkir.com
646-809-4048

_______________________________

1 EBITDA is non-GAAP financial measures.  See "Supplemental Non-GAAP Financial Measures" below.  EBITDA is also the Company's measure of segment profitability.  For additional information please see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

2 Adjusted Operating Income is a non-GAAP financial measure. See "Supplemental Non-GAAP Financial Measures" below.

Harte Hanks, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2021	2020	2021	2020
Revenues	$ 49,597	$ 47,702	$ 142,610	$ 129,825
Operating expenses
Labor	27,165	27,041	81,883	76,601
Production and distribution	12,146	13,176	35,875	36,940
Advertising, selling, general and administrative	4,516	4,540	13,228	15,582
Restructuring expense	937	1,419	4,880	8,005
Depreciation expense	607	741	1,968	2,905
Total operating expenses	45,371	46,917	137,834	140,033
Operating Income (loss)	4,226	785	4,776	(10,208)
Other (income) expenses
Interest expense, net	222	274	645	882
Gain on extinguishment of debt (Paycheck Protection Program Term Note)	-	-	(10,000)	-
Other, net	(572)	2,185	(102)	4,511
Total other (income) expenses	(350)	2,459	(9,457)	5,393
Income (loss) before income taxes	4,576	(1,674)	14,233	(15,601)
Income tax expense (benefit)	172	(53)	1,018	(12,863)
Net income (loss)	4,404	(1,621)	13,215	(2,738)
Less Preferred Stock dividends	125	125	372	372
Less: Earnings attributable to participating securities	543	-	1,661	-
Income (loss) attributable to common stockholders	$ 3,736	$ (1,746)	$ 11,182	$ (3,110)

Income (loss) per common share
Basic	$ 0.54	$ (0.27)	$ 1.66	$ (0.48)
Diluted	$ 0.52	$ (0.27)	$ 1.57	$ (0.48)

Weighted-average common shares outstanding
Basic	6,889	6,523	6,743	6,432
Diluted	7,162	6,523	7,153	6,432

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	September 30, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$ 16,044	$ 29,408
Restricted cash	2,645	4,154
Accounts receivable (less allowance for doubtful accounts of $411 at September 30, 2020 and $241 at December 31, 2020)	52,574	41,533
Contract assets	333	613
Prepaid expenses	2,436	2,256
Prepaid income tax and income tax receivable	7,492	7,388
Other current assets	954	886
Total current assets	82,478	86,238

Net property, plant and equipment	7,140	5,878
Right-of-use assets	20,379	24,750
Other assets	2,467	2,632
Total assets	$ 112,464	$ 119,498

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$ 16,550	$ 16,294
Accrued payroll and related expenses	6,256	5,248
Short-term debt	—	4,926
Deferred revenue and customer advances	4,977	4,661
Customer postage and program deposits	5,453	6,497
Other current liabilities	2,535	2,903
Short-term lease liabilities	6,615	6,663
Total current liabilities	42,386	47,192

Long-term debt	13,100	22,174
Pensions	64,341	67,490
Long-term lease liabilities	17,546	21,295
Other long-term liabilities	3,755	4,747
Total liabilities	141,128	162,898

Preferred Stock	9,723	9,723

Stockholders' deficit
Common stock	12,121	12,121
Additional paid-in capital	290,333	383,043
Retained earnings	809,338	796,123
Less treasury stock	(1,085,312)	(1,178,799)
Accumulated other comprehensive loss	(64,867)	(65,611)
Total stockholders' deficit	(38,387)	(53,123)

Total liabilities, Preferred Stock and stockholders' deficit	$ 112,464	$ 119,498

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2021	2020	2021	2020
Net Income (loss)	$ 4,404	$ (1,621)	$ 13,215	$ (2,738)
Gain on extinguishment of debt	-	-	(10,000)	-
Income tax expense (benefit)	172	(53)	1,018	(12,863)
Interest expense, net	222	274	645	882
Other, net	(572)	2,185	(102)	4,511
Depreciation expense	607	741	1,968	2,905
EBITDA	$ 4,833	$ 1,526	$ 6,744	$ (7,303)

Restructuring expense	937	1,419	4,880	8,005
Stock-based compensation	329	271	1,092	590
Adjusted EBITDA	$ 6,099	$ 3,216	$ 12,716	$ 1,292

Operating income (loss)	$ 4,226	$ 785	$ 4,776	$ (10,208)
Restructuring expense	937	1,419	4,880	8,005
Stock-based compensation	329	271	1,092	590
Adjusted operating income (loss)	$ 5,492	$ 2,475	$ 10,748	$ (1,613)
Adjusted operating margin (a)	11.1%	5.2%	7.5%	(1.2)%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended September 30,	Marketing Services	Customer Care	Fulfillment & Logistics Services	Restructuring	Unallocated Corporate	Total
(In thousands)
2021
Revenues	$ 14,729	$ 19,768	$ 15,100	$ —	$ —	$ 49,597
Segment Operating Expense	$ 10,937	$ 15,087	$ 12,695	$ —	$ 5,108	$ 43,827
Restructuring	$ —	$ —	$ —	$ 937	$ —	$ 937
Contribution margin	$ 3,792	$ 4,681	$ 2,405	$ (937)	$ (5,108)	$ 4,833
Overhead Allocation	$ 1,020	$ 667	$ 712	$ —	$ (2,399)	$ —
EBITDA	$ 2,772	$ 4,014	$ 1,693	$ (937)	$ (2,709)	$ 4,833
Depreciation	$ 117	$ 195	$ 182	$ —	$ 113	$ 607
Operating income (loss)	$ 2,655	$ 3,819	$ 1,511	$ (937)	$ (2,822)	$ 4,226

2020
Revenues	$ 15,217	$ 17,933	$ 14,552	$ —	$ —	$ 47,702
Segment Operating Expense	$ 12,835	$ 14,097	$ 13,392	$ —	$ 4,433	$ 44,757
Restructuring	$ —	$ —	$ —	$ 1,419	$ —	$ 1,419
Contribution margin	$ 2,382	$ 3,836	$ 1,160	$ (1,419)	$ (4,433)	$ 1,526
Overhead Allocation	$ 1,173	$ 827	$ 886	$ —	$ (2,886)	$ —
EBITDA	$ 1,209	$ 3,009	$ 274	$ (1,419)	$ (1,547)	$ 1,526
Depreciation	$ 141	$ 323	$ 138	$ —	$ 139	$ 741
Operating income (loss)	$ 1,068	$ 2,686	$ 136	$ (1,419)	$ (1,686)	$ 785